EXHIBIT 1



The undersigned hereby agree to file with the Securities and Exchange Commission a joint Schedule 13D on behalf of the below-named parties concerning their beneficial ownership of Monarch Dental Corporation.



Dated:    September 13, 2002                 Europa International, Inc.



                                             By: /s/  Fred Knoll
                                                --------------------------------
                                             Name: Europa International, Inc.
                                             Title: Knoll Capital Management
                                             Investment Manager


Dated:    September 13, 2002                 Knoll Capital Management


                                             By: /s/ Fred Knoll
                                                --------------------------------
                                                      Name: Fred Knoll
                                                      Title: President



Dated:    September 13, 2002                 /s/  Fred Knoll
                                             -----------------------------------
                                             Fred Knoll, individually